Exhibit 10.23

Certain identified information has been excluded from the exhibit pursuant to Item 601(a)(6) of Regulation S-K. Redacted information is indicated by: ***.

TRANSITION EMPLOYMENT AGREEMENT AND RELEASE OF ALL CLAIMS

Russell Hammer, a resident of the State of Florida (“Employee”) and Charlotte’s Web, Inc., a Colorado corporation, with principal place of business at 1801 California Street Suite 4800, Denver, Colorado 80202 (the “Company”), enter into this Transition Employment Agreement and Release of All Claims (“Agreement”).

Recitals

A.       Employee is currently employed by the Company as Senior Vice President, Chief Financial Officer on an at-will basis, meaning that either Company or Employee may terminate the employment relationship at any time, with or without cause, and with or without advance notice.

B.       Company desires to retain Employee for a transition period and to provide Employee with certain severance benefits after that term, subject to the terms and conditions set forth in this Agreement.

C.       Both parties wish to resolve Employee’s disputes and potential disputes with Company, (known and unknown) and both parties wish to eventually terminate their relationship amicably under the terms and conditions set forth in this Agreement.

D.       Should Employee sign this Agreement, Employee will be provided with the consideration set forth in this Agreement. Should Employee also sign the attached Severance Agreement And Release Of All Claims (attached as Exhibit A) on, or within seven (7) days of the Separation Date, Employee will be provided with the consideration provided for in Exhibit A.

E.       This Agreement together with the Offer Letter signed by Employee on August 15, 2019 (“Offer Letter”), Employee Confidentiality, Non-Disclosure, Non-Compete, Invention Assignment and Conflict of Interest Agreement (“Non-Compete”), and 2018 Long-Term Incentive Plan Nonqualified Stock Option Award Agreement and Restricted Stock Award Agreement (“LTI Agreements”), which are incorporated herein by reference, set forth the entire understanding between Employee and Company concerning Employee’s employment with Company, separation from employment with Company, and Employee’s disputes with Company, known or unknown.

1.         Separation. Employee will separate from Employee’s employment with the Company effective August 15, 2021 (“Separation Date”), thereby discontinuing any employer/employee relationship between the Company and Employee. Employee and Company agree to characterize Employee’s separation as a voluntary resignation.

2.         Continued Employment. Employee will remain employed through the Separation Date, subject to the terms of this Agreement, at which point Employee’s employment will end. During this transition period, from the date Employee executes this Agreement through the Separation Date, Employee will have the job title of Senior Executive Advisor and continue to perform certain job duties from Employee’s prior position, and will perform such transition-related assignments as may be assigned to Employee (“Transition Duties”). Employee may also perform certain activities during this transition period related to Employee’s own job search, but Employee agrees to otherwise devote full-time employment efforts to the Transition Duties.

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During this transition period, Employee will continue receiving all compensation and benefits in accordance with Employee’s Offer Letter.

3.           At Will Employment Status. At all times until the Separation Date, Employee’s employment will continue to be “at will,” meaning that Employee or Company may terminate the employment relationship at any time, with or without cause and with or without notice. Employee’s Offer Letter continues to govern the terms and conditions of any such termination.

4.           Conditions For Eligibility For Severance Benefits Set Forth In Exhibit A. In order for Employee to be eligible the benefits set forth in the Severance Agreement And Release Of All Claims attached as Exhibit A, Employee must perform the Transition Duties and other work-related duties as assigned to Employee with reasonable diligence, and Employee must sign the Severance Agreement And Release Of All Claims on or within seven (7) days after the Separation Date. Employee understands that Employee shall not be entitled to the benefits set forth in Exhibit A if (1) Employee fails to use reasonable diligence in performing the duties assigned to Employee; (2) Employee voluntarily terminates Employee’s employment with Company prior to the Separation Date; (3) Employee fails to execute and return the Severance Agreement And Release Of All Claims on or within seven (7) days after the Separation Date, or (4) if Employee’s employment is terminated for Cause, as defined in Employee’s Offer Letter, or for any willful and material breach of this Agreement.

5.           Release. Employee hereby releases and forever discharges the Company, its parents, affiliates, predecessors, successors and assigns (including, but not limited to, CW Hemp, Charlotte’s Web and Stanley Brothers) and each of their officers, directors, agents, and employees, in their individual and official capacities, (collectively referred to herein as the “Released Parties”) from any and all claims, liabilities, costs, and damages of any nature whatsoever, both known and unknown, including, but not limited to, any claims based on rights under the Civil Rights Act of 1964, as amended (“Title VII”); the Americans with Disabilities Act; the Age Discrimination in Employment Act (“ADEA)”; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the National Labor Relations Act, as amended; Sections 1981 of Title 42 of the United States Code; any and all state discrimination laws, including, but not limited to, the Colorado Anti-Discrimination Act, Colorado Wage Act, Colorado COMPS Order, and Colorado Equal Pay for Equal Work Act; and any and all statutory claims and common law causes of action for breach of contract or tort, including but not limited to claims of wrongful discharge, fraud, promissory estoppel, intentional infliction of emotional distress, defamation, and assault, which Employee has or may have against any of the Released Parties for any alleged act or omission which occurred on or at any time prior to the date of Employee’s execution of this Agreement (the “Released Claims”).

6.           Covenant Not to Sue. Employee agrees never to institute, directly or indirectly, any action or proceeding of any kind against the Released Parties based on or arising out of the Released Claims. Excluded from this Agreement are any claims which cannot be waived by law. Nothing in this Agreement impacts any right Employee may have to unemployment compensation benefits or workers’ compensation benefits, or to file a charge of discrimination with the Equal Employment Opportunity Commission or similar governmental agency responsible for enforcing the laws prohibiting discrimination. Employee does waive, however, Employee’s right to any monetary recovery should any agency pursue any of the Released Claims on Employee’s behalf. The Release set forth above applies to any claims brought by any person or agency on behalf of Employee or any class action pursuant to which Employee may have any right or benefit. Employee covenants and agrees not to participate in any class action that may include or encompass any of the Released Claims and further promises not to accept any recoveries or benefits which may be obtained on Employee’s behalf by any other person or agency or in any class action and assign any such recovery or benefit to the Company. This Agreement specifically includes, but not by way of limitation, all claims which might be asserted by or on behalf of Employee in any suit or claim against the Released Parties, for or on account of any matter whatsoever up to and including the present time. Employee represents and warrants that to the best of Employee’s knowledge, no other person or entity other than Employee is entitled to assert any claims of any kind or character based on or arising out of, and alleged to have been suffered by, in, or as a consequence of Employee’s employment, separation from employment, and Employee’s relationship to date with the Company.

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7.        Confidentiality of the Terms of this Agreement. Employee and the Company agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement. However, Employee agrees that the fact that Employee and the Company have reached this Agreement and its terms, specifically including, but not limited to, the amount paid hereunder, will be treated as a strictly confidential matter between the parties, and will not be disclosed by Employee or company to any third party or entity, save and except (a) Employee’s attorneys, tax advisors and spouse, provided each of the foregoing are advised by Employee of this confidentiality requirement, and each agrees to maintain full confidentiality; (b) governmental agencies; and (c) pursuant to a lawfully issued subpoena from a court of competent jurisdiction. This confidentiality provision is a material and substantial term of this Agreement.

8.       Confidentiality of Company Information; Return of Company Property. Employee further reaffirms that Employee understands and acknowledges Employee’s obligation to keep confidential all confidential and proprietary information of the Company. On or before the Separation Date, Employee will return all property and information belonging to the Company, including, but not limited to, the access badge, manuals, and all technical information, formulations, raw materials data, customer information, pricing information, brochures, specifications, quotations, marketing strategies, inventory records and sales records. Employee represents and warrants that Employee will not keep any copies, nor make or retain any abstracts or notes of such information.

9.          No Admission of Liability. The terms of this Agreement are a compromise and settlement of any disputed claims, the validity, existence, or occurrence of which are expressly denied by the Company. This Agreement does not constitute, and shall not be construed as, an admission by the Company of any breach of contract or other violation of any right of Employee, or any harm to Employee of any kind whatsoever, or of any violation of any federal, state, or local statute, law, or regulation. To the contrary, the Company denies any liability whatsoever to Employee.

10.        No Obligation to Reemploy. Employee agrees and recognizes that Employee’s employment relationship with the Company will be permanently and irrevocably severed on the Separation Date; and that the Company has no obligation, contractual or otherwise, to reemploy or hire Employee in the future. Employee agrees that Employee will not apply for or otherwise seek reemployment or status as an independent contractor with the Company at any time.

11.        Non-disparagement. Employee agrees not to make any disparaging remarks to any third party regarding Company, its parents, affiliates, predecessors, successors and assigns (including, but not limited to, CW Hemp, Charlotte’s Web and Stanley Brothers) as well as the president, officers and agents of the same. Company agrees to direct its Board and Executive Leadership Team not to make any disparaging remarks to any third party regarding Employee. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Employee or Company from: (1) making truthful statements or disclosures that are required by applicable law, regulation or legal process; or (2) requesting or receiving confidential legal advice. For purposes of this Section 11, “disparage” shall mean any negative statement, whether written or oral, about the people, products or services provided by any of the aforementioned entities. The parties agree and acknowledge that this non-disparagement provision is a material term of this Agreement, the absence of which would have resulted in the Company and Employee refusing to enter into this Agreement.

12.        Continuation of Benefits. Effective at the close of business on the Separation Date, Employee’s participation in and entitlement to all fringe benefits or employee benefit plans or programs shall cease, except for Employee’s participation in the group health insurance plan which shall not terminate until the last day of the month of the Separation Date. If Employee timely elects COBRA coverage and signs the Agreement set forth in Exhibit A, Company will pay Employee’s COBRA premium from October 1, 2021 through December 31, 2021. Employee shall be responsible for payment of Employee’s COBRA coverage for September 2021, provided however, Employee may be eligible for a COBRA subsidy under the American Rescue Plan Act (“ARPA”) for the period of coverage for the month of September 2021. Employee will receive separate notices detailing Employee’s responsibilities to timely elect COBRA coverage under the Plan and the availability of the ARPA subsidy, including the Plan’s COBRA election forms and the ARPA election and certification forms required by the U.S. Department of Labor. Nothing in this Agreement is intended to waive or abridge any rights Employee has which were vested on or before the Separation Date or any right of Employee to continued benefits under applicable federal or state law. Employee will continue to be covered by Company’s D&O insurance for any claims arising from Employee’s employment with Company.

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13.         Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes.

14.         Governing Law and Forum. This Agreement shall in all respects be interpreted, enforced, and governed by the internal laws of the State of Colorado. The language of this Agreement shall be construed as a whole, according to its fair meaning, and shall not be construed strictly for or against either of the parties. The parties hereto irrevocably submit to the in personam jurisdiction and exclusive venue of the local, state and federal courts of Denver County, Colorado for the purposes of all legal proceedings arising out of or relating to this Agreement or the subject matter thereof. Each party waives the right to contest exclusive venue as prescribed herein by any motion to transfer, motion for forum non-conveniens or any related motions.

15.         Severability. If any provision of this Agreement is held by final judgment to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

16.         Entire Agreement. This Agreement, together with the Offer Letter, Non-Compete, and LTI Agreements contains the entire understanding between the parties hereto concerning the subject matter contained herein and supersedes any prior written or oral agreements between the parties

17.         Jury Waiver. THE COMPANY AND EMPLOYEE HEREBY IRREVOCABLY WAIVE ANY RIGHT THAT EITHER MAY OTHERWISE HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CONTROVERSY, CLAIM, SUIT, PROCEEDING, OR CAUSE OF ACTION BETWEEN OR AMONG THEM, ARISING OUT OF OR RELATING TO THIS SEPARATION AGREEMENT OR EMPLOYEE’S EMPLOYMENT WITH THE COMPANY. EMPLOYEE UNDERSTANDS AND AGREES THAT, AS A RESULT OF THIS WAIVER, ANY LAWSUIT BETWEEN THE PARTIES WILL BE DECIDED BY A JUDGE RATHER THAN A JURY.

18.       Modification. Company and Employee agree that the covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement is in writing and signed by both parties.

19.       Consideration Period. Employee acknowledges that the terms of this Agreement fully comply with the Older Workers’ Benefits Protection Act of 1990. Specifically, Employee acknowledges that:

(a)	The terms of this Agreement are not only understandable, but they are fully understood by Employee;

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(b)	Employee has been advised of the right to consult with an attorney before entering this Agreement, and has exercised such right to the extent Employee wishes to do so;

(c)	Employee has been given adequate time, up to twenty-one (21) days if Employee so desires, to consider, execute, and return this Agreement to the Company, ATTN: Deanie Elsner, CEO, 1801 California Street Suite 4800, Denver, Colorado 80202 and

(d)	Employee understands that this Agreement may be revoked by Employee up to seven (7) days after its execution by Employee, following which time it is final and binding (“Effective Date”). In order to revoke, Employee must deliver to the Company a signed written statement of revocation to the Company, ATTN: Eric Brown, Head of Human Resources, 1801 California Street Suite 4800, Denver, Colorado 80202, on or before the seventh (7th) day following Employee’s signing the Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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Delivered to Employee on June 14, 2021

AGREED AND ACCEPTED:

EMPLOYEE		COMPANY
RUSSEL HAMMER		Charlotte’s Web, Inc.

By:	/s/ Russel C. Hammer	By:	/s/ Eric Brown
Russel Hammer		Eric Brown
An Individual		Head of Human Resources

Date: 06/14/2021		Date: 06/14/2021

Address:	***
Email:	***
Phone:	***

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EXHIBIT A

SEPARATION AGREEMENT AND FULL AND FINAL RELEASE OF CLAIMS

RUSSELL HAMMER, a resident of the State of Florida (“Employee”) and Charlotte’s Web, Inc., a Colorado corporation, with principal place of business at 1801 California Street Suite 4800, Denver, Colorado 80202 (the “Company”), enter into this Separation Agreement and Full and Final Release of Claims (“Agreement”).

Recitals

A.       The parties each signed the Transition Employment Agreement And Release Of All Claims to which this Severance Agreement And Release Of All Claims is attached.

B.       The parties each desire to receive the benefits provided to them in this Agreement, and to provide the consideration required of them in this Agreement.

In consideration of the promises contained in this Agreement, Employee and Company agree as follows:

1.         Separation. Employee separated from Employee’s employment with the Company effective August 15, 2021 (“Separation Date”), thereby discontinuing any employer/employee relationship between the Company and Employee.

2.           Consideration. Provided Employee signs this Agreement on or within seven (7) days following the Separation Date, in consideration of the promises and covenants set forth in this Agreement, and Employee’s compliance with this Agreement, the Company agrees to pay Employee:

(a)	The amount of penalties associated with breaking the lease on the property rented by Employee at 900 Bannock St. #1623 in Denver, Colorado, as specified in the lease provided by Employee an amount of $36,770.00;
(b)	Moving expenses of $15,000 for airfare, rental car and moving van lines for the movement of household goods between Denver, Colorado and residence in Florida. This payment is conditioned upon the return by Employee of all Company property and information, including, but not limited to, hardware, software, passwords, knowledge of any and all Company systems and any and all other Company information that Employee has and/or that Company may request. This payment will be paid in accordance with the Company’s regular payroll practices, and Employee recognizes that the Company will withhold from these payments applicable federal and state taxes, Federal Insurance Contributions Act (“F.I.C.A.”), and other standard payroll deductions;
(c)	Severance pay and benefits as provided in Employee’s Offer Letter, Section 11, “Payment Upon Involuntary Termination Without Cause,” specifically:

i.	Payment of one year of Employee’s Base Salary of $535,000 within 45 days of the Separation Date;
ii.	Payment of one year of Employee’s bonus at payout of 100% (75% of annual salary) of $401,250 within 45 days of the Separation Date; and
iii.	Vesting at 100% on the Separation Date of Employee’s initial Nonqualified Stock Option and Restricted Stock Award grants from the Nonqualified Stock Option Award Agreement dated August 15, 2019 (and originally valued at $1 million). All vested options will remain exercisable for 180 days after the Separation Date.

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3.           Release. Employee hereby releases and forever discharges the Company, its parents, affiliates, predecessors, successors and assigns (including, but not limited to, CW Hemp, Charlotte’s Web and Stanley Brothers) and each of their officers, directors, agents, and employees, in their individual and official capacities, (collectively referred to herein as the “Released Parties”) from any and all claims, liabilities, costs, and damages of any nature whatsoever, both known and unknown, including, but not limited to, any claims based on rights under the Civil Rights Act of 1964, as amended (“Title VII”); the Americans with Disabilities Act; the Age Discrimination in Employment Act (“ADEA)”; the Family and Medical Leave Act; the Employee Retirement Income Security Act; the National Labor Relations Act, as amended; Sections 1981 of Title 42 of the United States Code; any and all state discrimination laws, including, but not limited to, the Colorado Anti-Discrimination Act, Colorado Wage Act, Colorado Equal Pay For Equal Work Act, and Colorado COMPS Order; and any and all statutory claims and common law causes of action for breach of contract or tort, including but not limited to claims of wrongful discharge, fraud, promissory estoppel, intentional infliction of emotional distress, defamation, and assault, which Employee has or may have against any of the Released Parties for any alleged act or omission which occurred on or at any time prior to the date of Employee’s execution of this Agreement (the “Released Claims”).

4.          Covenant Not to Sue. Employee agrees never to institute, directly or indirectly, any action or proceeding of any kind against the Released Parties based on or arising out of the Released Claims. Excluded from this Agreement are any claims which cannot be waived by law. Nothing in this Agreement impacts any right Employee may have to unemployment compensation benefits or workers’ compensation benefits, or to file a charge of discrimination with the Equal Employment Opportunity Commission or similar governmental agency responsible for enforcing the laws prohibiting discrimination. Employee does waive, however, Employee’s right to any monetary recovery should any agency pursue any of the Released Claims on Employee’s behalf. The Release set forth above applies to any claims brought by any person or agency on behalf of Employee or any class action pursuant to which Employee may have any right or benefit. Employee covenants and agrees not to participate in any class action that may include or encompass any of the released claims and further promises not to accept any recoveries or benefits which may be obtained on Employee’s behalf by any other person or agency or in any class action and assign any such recovery or benefit to the Company. This Agreement specifically includes, but not by way of limitation, all claims which might be asserted by or on behalf of Employee in any suit or claim against the Released Parties, for or on account of any matter whatsoever up to and including the present time. Employee represents and warrants that to the best of Employee’s knowledge, no other person or entity other than Employee is entitled to assert any claims of any kind or character based on or arising out of, and alleged to have been suffered by, in, or as a consequence of Employee’s employment, separation from employment, and Employee’s relationship to date with the Company.

5.           Confidentiality of the Terms of this Agreement. Employee and the Company agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement. However, Employee agrees that the fact that Employee and the Company have reached this Agreement and its terms, specifically including, but not limited to, the amount paid hereunder, will be treated as a strictly confidential matter between the parties, and will not be disclosed by Employee to any third party or entity, save and except (a) Employee’s attorneys, tax advisors and spouse, provided each of the foregoing are advised by Employee of this confidentiality requirement, and each agrees to maintain full confidentiality; (b) governmental agencies; and (c) pursuant to a lawfully issued subpoena from a court of competent jurisdiction. This confidentiality provision is a material and substantial term of this Agreement.

6.            Confidentiality of Company Information; Return of Company Property. Employee further reaffirms that Employee understands and acknowledges Employee’s obligation to keep confidential all confidential and proprietary information of the Company. Employee represents that Employee has returned all property and information belonging to the Company, including, but not limited to, the access badge, manuals, and all technical information, formulations, raw materials data, customer information, pricing information, brochures, specifications, quotations, marketing strategies, inventory records and sales records. Employee acknowledges that Employee has not kept any copies, nor made or retained any abstracts or notes of such information.

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7.           No Admission of Liability. The terms of this Agreement are a compromise and settlement of any disputed claims, the validity, existence, or occurrence of which are expressly denied by the Company. This Agreement does not constitute, and shall not be construed as, an admission by the Company of any breach of contract or other violation of any right of Employee, or any harm to Employee of any kind whatsoever, or of any violation of any federal, state, or local statute, law, or regulation. To the contrary, the Company denies any liability whatsoever to Employee.

8.           No Obligation to Reemploy. Employee agrees and recognizes that Employee’s employment relationship with the Company has been permanently and irrevocably severed; and that the Company has no obligation, contractual or otherwise, to reemploy or hire Employee in the future. Employee agrees that Employee will not apply for or otherwise seek reemployment or status as an independent contractor with the Company at any time.

9.           Non-disparagement. Employee agrees not to make any disparaging remarks to any third party regarding Company, its parents, affiliates, predecessors, successors and assigns (including, but not limited to, CW Hemp, Charlotte’s Web and Stanley Brothers) as well as the president, officers and agents of the same. Company agrees to direct its Board and Executive Leadership Team not to make any disparaging remarks to any third party regarding Employee. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Employee or Company from: (1) making truthful statements or disclosures that are required by applicable law, regulation or legal process; or (2) requesting or receiving confidential legal advice. For purposes of this Section 9, “disparage” shall mean any negative statement, whether written or oral, about the people, products or services provided by any of the aforementioned entities. The parties agree and acknowledge that this non-disparagement provision is a material term of this Agreement, the absence of which would have resulted in the Company refusing to enter into this Agreement.

10.         Continuation of Benefits. Effective at the close of business on the Separation Date, Employee’s participation in and entitlement to all fringe benefits or employee benefit plans or programs shall cease, except for Employee’s participation in the group health insurance plan which shall not terminate until the last day of the month of the Separation Date. If Employee timely elects COBRA coverage, Company will pay Employee’s COBRA premium from October 1, 2021 through December 31, 2021. Employee shall be responsible for payment of Employee’s COBRA coverage for September 2021, provided however, Employee may be eligible for a COBRA subsidy under the American Rescue Plan Act (“ARPA”) for the period of coverage for the month of September 2021. Employee will receive separate notices detailing Employee’s responsibilities to timely elect COBRA coverage under the Plan and the availability of the ARPA subsidy, including the Plan’s COBRA election forms and the ARPA election and certification forms required by the U.S. Department of Labor. Nothing in this Agreement is intended to waive or abridge any rights Employee has which were vested on or before the Separation Date or any right of Employee to continued benefits under applicable federal or state law. Employee will continue to be covered by Company’s D&O insurance for any claims arising from Employee’s employment with Company.

11.        Adequacy of Consideration. The undersigned affirms that the terms stated herein constitute the only consideration for their signing this Agreement, that no other promises or agreements of any kind have been made by any person or entity to cause them to execute this Agreement. Employee acknowledges that the consideration recited in this Agreement is adequate to make it final and binding, and is in addition to payments or benefits to which Employee would otherwise be entitled as a former employee of the Company. Employee acknowledges that except as set forth herein, Employee is not entitled to any further payment of base salary, wages, bonuses, commissions, accrued unused paid leave, or valid expense reimbursements. Employee recognizes that the Company will withhold from this payment applicable federal and state taxes, F.I.C.A., and other standard payroll deductions including, not limited to, any applicable benefits.

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12.         Non-Compete. Employee understands and agrees that he continues to be bound by the obligations contained in the Confidentiality, Non-Disclosure, Non-Compete, Invention Assignment and Conflict of Interest Agreement (“Non-Compete”) he executed on August 15, 2019.

13.         Counterparts. This Agreement may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes.

14.         Governing Law and Forum. This Agreement shall in all respects be interpreted, enforced, and governed by the internal laws of the State of Colorado. The language of this Agreement shall be construed as a whole, according to its fair meaning, and shall not be construed strictly for or against either of the parties. The parties hereto irrevocably submit to the in personam jurisdiction and exclusive venue of the local, state and federal courts of Denver County, Colorado for the purposes of all legal proceedings arising out of or relating to this Agreement or the subject matter thereof. Each party waives the right to contest exclusive venue as prescribed herein by any motion to transfer, motion for forum non-conveniens or any related motions.

15.         Severability. If any provision of this Agreement is held by final judgment to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

16.         Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein and supersedes any prior written or oral agreements between the parties, except for the Non-Compete and 2018 Long-Term Incentive Plan Nonqualified Stock Option Award Agreement and Restricted Stock Award Agreement which remain in full force and effect.

17.         Jury Waiver. THE COMPANY AND EMPLOYEE HEREBY IRREVOCABLY WAIVE ANY RIGHT THAT EITHER MAY OTHERWISE HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY DISPUTE, CONTROVERSY, CLAIM, SUIT, PROCEEDING, OR CAUSE OF ACTION BETWEEN OR AMONG THEM, ARISING OUT OF OR RELATING TO THIS SEPARATION AGREEMENT OR EMPLOYEE’S EMPLOYMENT WITH THE COMPANY. EMPLOYEE UNDERSTANDS AND AGREES THAT, AS A RESULT OF THIS WAIVER, ANY LAWSUIT BETWEEN THE PARTIES WILL BE DECIDED BY A JUDGE RATHER THAN A JURY.

18.         Modification. Company and Employee agree that the covenants and/or provisions of this Agreement may not be modified by any subsequent agreement unless the modifying agreement is in writing and signed by both parties.

19.         Consideration Period. Employee acknowledges that the terms of this Agreement fully comply with the Older Workers’ Benefits Protection Act of 1990. Specifically, Employee acknowledges that:

(a)	The terms of this Agreement are not only understandable, but they are fully understood by Employee;

(b)	Employee has been advised of the right to consult with an attorney before entering this Agreement, and has exercised such right to the extent Employee wishes to do so;

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(c)	Employee has been given adequate time, up to twenty-one (21) days if Employee so desires, to consider, execute, and return this Agreement to the Company, ATTN: ATTN: Eric Brown, Head of Human Resources 1801 California Street Suite 4800, Denver, Colorado 80202 and

(d)	Employee understands that this Agreement may be revoked by Employee up to seven (7) days after its execution by Employee, following which time it is final and binding (“Effective Date”). In order to revoke, Employee must deliver to the Company a signed written statement of revocation to the Company, ATTN: Eric Brown, Head of Human Resources 1801 California Street Suite 4800, Denver, Colorado 80202 on or before the seventh (7th) day following Employee’s signing the Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page to Follow]

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Delivered to Employee on ______________________

AGREED AND ACCEPTED:

EMPLOYEE	COMPANY
RUSSEL HAMMER	Charlotte’s Web, Inc.

By: /s/ Russel C. Hammer	By:
Russel Hammer	Eric Brown
An Individual	Head of Human Resources

Date: 06/14/2021	Date:
Address: ***
Email: ***
Phone: ***

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